                                                                     EXHIBIT 2.2

                                                                  Execution Copy

                                VOTING AGREEMENT

                                   dated as of

                                  June 1, 2006

                                      among

                            FIRST CHARTER CORPORATION

                                       and

                          THE SHAREHOLDERS NAMED HEREIN

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE 1 GRANT OF PROXY; VOTING AGREEMENT...............................     1
   1.1 Voting Agreement..................................................     1
   1.2 Irrevocable Proxy.................................................     1

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.............     2
   2.1 Existence and Power...............................................     2
   2.2 Authorization.....................................................     2
   2.3 Noncontravention..................................................     2
   2.4 Ownership of Shares...............................................     2

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF BUYER........................     2
   3.1 Corporate Existence and Power.....................................     3
   3.2 Corporate Authorization...........................................     3
   3.3 Noncontravention..................................................     3

ARTICLE 4 COVENANTS OF THE SHAREHOLDERS..................................     3
   4.1 No Proxies For or Encumbrances on Shares..........................     3
   4.2 Appraisal Rights..................................................     3
   4.3 Non-Interference..................................................     3
   4.4 Additional Shares.................................................     4

ARTICLE 5 MISCELLANEOUS..................................................     4
   5.1 Amendments; Waivers; Termination..................................     4
   5.2 Successors and Assigns............................................     4
   5.3 Governing Law; Venue; Waiver of Jury Trial; Notice................     4
   5.4 Counterparts; Effectiveness; Third Party Beneficiaries............     4
   5.5 Severability......................................................     5
   5.6 Specific Performance..............................................     5
   5.7 Interpretation....................................................     5
   5.8 Entire Agreement..................................................     5

                                VOTING AGREEMENT

     VOTING AGREEMENT (this "AGREEMENT") dated as of June 1, 2006 among the parties set forth on Exhibit A (collectively, the "SHAREHOLDERS"), and First Charter Corporation, a North Carolina corporation ("BUYER").

     WHEREAS, each of the Shareholders is a shareholder of GBC Bancorp, Inc, a Georgia corporation (the "COMPANY"); and

     WHEREAS, in order to induce Buyer to enter into that certain Merger Agreement of even date herewith (the "MERGER AGREEMENT") between the Company and Buyer, Buyer has requested that each Shareholder, and each Shareholder has agreed to, enter into this Agreement.

     NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE 1

                        GRANT OF PROXY; VOTING AGREEMENT

     1.1 VOTING AGREEMENT. Each Shareholder hereby agrees that, at any meeting of the Shareholders of the Company, however called, and at any adjournment thereof, in any action by written consent of the Shareholders of the Company, or in any other circumstances upon which such Shareholder's vote, consent or approval is sought, such Shareholder shall appear at such meeting or otherwise cause the shares of common stock of GBC Bancorp, Inc owned beneficially by such Shareholder (for each Shareholder, the "SHARES") to be counted as present for purposes of calculating a quorum, and each Shareholder shall execute and deliver to the Company written consents with respect to, or to vote its Shares: (a) in favor of the approval and adoption of the Merger Agreement (or any amended version thereof), the Merger and the other transactions contemplated thereby,
(b) against any action or agreement that is or would be reasonably likely to result in any condition to the Company's obligations or the Buyer's obligations under the Merger Agreement not being fulfilled and (c) against any Alternative Proposal.

     1.2 IRREVOCABLE PROXY. Each Shareholder hereby revokes any and all previous proxies granted with respect to its Shares. Each Shareholder hereby grants a proxy appointing Buyer and each of its designees, and each of them individually, as such Shareholder's attorney-in-fact and proxy, with full power of substitution, for and in such Shareholder's name, to vote, express, consent or dissent, or otherwise to utilize such voting power in the manner contemplated by
Section 1.1 as Buyer or its proxy or substitute shall, in Buyer's sole discretion, deem proper with respect to its Shares. Each Shareholder hereby confirms that the proxy granted by such Shareholder pursuant to this Article 1 is, subject to the last sentence of this Section 1.2, irrevocable and is coupled with an interest, and is granted in consideration of Buyer entering into this Agreement and the Merger Agreement. If any Shareholder fails for any reason to consent or vote its Shares in accordance with the requirements of Section 1.1 above (or anticipatorily breaches such section), then Buyer shall have the right to consent or vote such Shareholder's Shares in accordance with the provisions of Section 1.1. The proxy granted by each Shareholder shall be revoked upon termination of this Agreement in accordance with its terms.

                                    ARTICLE 2

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     Each Shareholder, severally as to such Shareholder only and not jointly, represents and warrants to Buyer that:

     2.1 EXISTENCE AND POWER. Such Shareholder is an individual and has full legal capacity, or is a corporation duly incorporated or a limited liability company or a limited partnership duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction and has all corporate or partnership powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

     2.2 AUTHORIZATION. The execution, delivery and performance by such Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated to be consummated by such Shareholder hereby are within such Shareholder's legal capacity (if an individual), or corporate or limited partnership, as applicable, powers and have, to the extent applicable, been duly authorized by all necessary corporate or partnership, as applicable, action on the part of such Shareholder. This Agreement constitutes a valid and binding Agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, (a) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (b) subject to general principles of equity.

     2.3 NONCONTRAVENTION. The execution, delivery and performance by such Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated hereby do not and will not (a) with respect to entities only, violate the certificate of incorporation or bylaws or limited partnership agreement, as applicable, of such Shareholder, (b) violate any applicable law, rule, regulation, judgment, injunction, order or decree or (c) require any consent or other action by any party that has not been obtained or taken, or that will not have been obtained or taken when required to been obtained or taken, under any provision of any agreement or other instrument binding on such Shareholder.

     2.4 OWNERSHIP OF SHARES. Such Shareholder is the record owner of the number of Shares set forth opposite its name on Exhibit A hereto, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of any such securities). Except as set forth herein, none of such Shareholder's Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such securities. Except as set forth on Exhibit A, such Shareholder does not beneficially own any other capital stock or equity securities of the Company, including any securities convertible into or exercisable for such capital stock (collectively, including the Shares, the "COMPANY SECURITIES").

                                    ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Shareholders:

     3.1 CORPORATE EXISTENCE AND POWER. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

     3.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and the Merger Agreement and the consummation by Buyer of the transactions contemplated hereby and thereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action. This Agreement and the Merger Agreement each constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, (a) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (b) subject to general principles of equity.

     3.3 NONCONTRAVENTION. The execution, delivery and performance by Buyer of this Agreement and the Merger Agreement and the consummation by Buyer of the transactions contemplated hereby and thereby do not and will not (a) violate the certificate of incorporation or bylaws of Buyer, (b) violate any applicable law, rule, regulation, judgment, injunction, order or decree or (c) require any consent or other action by any party that has not been obtained or taken, or that will not have been obtained or taken when required to been obtained or taken, under any provision of any agreement or other instrument binding on Buyer.

                                   ARTICLE 4

                          COVENANTS OF THE SHAREHOLDERS

     Each Shareholder hereby covenants and agrees that:

     4.1 NO PROXIES FOR OR ENCUMBRANCES ON SHARES. Except pursuant to the terms of this Agreement, such Shareholder shall not, without the prior written consent of Buyer (such consent not to be unreasonably withheld with respect to clause
(b) only), directly or indirectly, (a) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any of its Shares or (b) acquire, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment transfer, encumbrance or other disposition of (collectively, a "TRANSFER"), any of its Company Securities during the term of this Agreement. Any Transfer pursuant to which the transferee does not agree to be bound in writing by this Agreement as if a party hereto shall be null and void.

     4.2 APPRAISAL RIGHTS. Such Shareholder irrevocably waives and agrees not to exercise any rights (including, without limitation, under Sections 14-2-1301 et seq. of the GBCC) to demand appraisal of any of its Shares that may arise with respect to the Merger.

     4.3 NON-INTERFERENCE. Such Shareholder agrees that before the termination of this Agreement, such Shareholder shall not take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing, impeding, interfering with or adversely affecting the performance by such Shareholder of its obligations under this Agreement.

     4.4 ADDITIONAL SHARES. Such Shareholder will promptly notify Buyer of any new Company Securities acquired directly or beneficially by such Shareholder, if any, after the date hereof and before the termination of this Agreement. Any such Company Securities shall automatically become subject to the terms of this Agreement.

                                   ARTICLE 5

                                  MISCELLANEOUS

     5.1 AMENDMENTS; WAIVERS; TERMINATION. Any provision of this Agreement may be amended or waived only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. This Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

     5.2 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no Shareholder may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Buyer. Any such assignment, delegation or transfer without such consent is null and void.

     5.3 GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL; NOTICE. This Agreement shall be construed in accordance with and governed by the laws of the State of North Carolina. The parties hereto agree that any suit, action or proceeding brought by any party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in Charlotte, North Carolina. THE PARTIES HERETO IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. Any notice to Buyer shall be made as set forth in Section 9.3 of the Merger Agreement and any notice to any Shareholder shall be made to the address set forth opposite such Shareholder's name on Exhibit A. Each party agrees that service of process on such party as provided in the foregoing sentence shall be deemed effective service of process on such party.

     5.4 COUNTERPARTS; EFFECTIVENESS; THIRD PARTY BENEFICIARIES. This Agreement may be signed in any number of counterparts (including by fax), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have signed the Agreement. No provision of this Agreement is intended to confer upon any party other than the parties hereto any rights or remedies hereunder.

     5.5 SEVERABILITY. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     5.6 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur if any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

     5.7 INTERPRETATION. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement. When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article or Section of or Exhibit to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     5.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

                            [Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        FIRST CHARTER CORPORATION


                                        By: /s/ Robert E. James, Jr.
                                            ------------------------------------
                                        Name: Robert E. James, Jr.
                                        Title: President and Chief Executive
                                               Officer

                                        /s/ Larry D. Key
                                        ----------------------------------------
                                        Larry D. Key

                                        /s/ John T. Hopkins III
                                        ----------------------------------------
                                        John T. Hopkins III

                                        /s/ James B. Ballard
                                        ----------------------------------------
                                        James B. Ballard

                                        /s/ Jerry M. Boles
                                        ----------------------------------------
                                        Jerry M. Boles

                                        /s/ W. H. Britt
                                        ----------------------------------------
                                        W. H. Britt

                                        /s/ Richard F. Combs
                                        ----------------------------------------
                                        Richard F. Combs

                                        /s/ W. Grant Hayes
                                        ----------------------------------------
                                        W. Grant Hayes

                                        /s/ Douglas A. Langley
                                        ----------------------------------------
                                        Douglas A. Langley

                                        /s/ Norris J. Nash
                                        ----------------------------------------
                                        Norris J. Nash

                                        /s/ J. Joseph Powell
                                        ----------------------------------------
                                        J. Joseph Powell

                                        /s/ William S. Stanton, Jr.
                                        ----------------------------------------
                                        William S. Stanton, Jr.

                                        ----------------------------------------
                                        Michael A. Roy

                                    EXHIBIT A

                                     SHARES

   SHAREHOLDER NAME       NUMBER OF COMMON SHARES              ADDRESS
   ----------------       -----------------------              -------
     LARRY D. KEY                  58,418           3330 JIM MOORE ROAD
                                                    DACULA, GEORGIA 30019

  JOHN T. HOPKINS III              60,510           6504 YACHT CLUB ROAD
                                                    FLOWERY BRANCH, GEORGIA 30542

   JAMES B. BALLARD                44,764           2400 BAGLEY ROAD
                                                    CUMMING, GEORGIA 30040

    JERRY M. BOLES                 31,700           4435 PEMBERTON COVE
                                                    ALPHARETTA, GEORGIA 30022

      W. H. BRITT                  23,026           3260 BRISCO ROAD
                                                    LOGANVILLE, GEORGIA 30022

   RICHARD F. COMBS                63,643           1985 BURGUNDY DRIVE
                                                    BRASELTON, GEORGIA 30045

    W. GRANT HAYES                 11,000           412 SUMMIT RIDGE DRIVE
                                                    LAWRENCEVILLE, GEORGIA 30045

  DOUGLAS A. LANGLEY               36,500           270 CONSTITUTION BOULEVARD
                                                    LAWRENCEVILLE, GEORGIA 30045

    NORRIS J. NASH                 53,813           1176 OLEANDER DRIVE
                                                    LILBURN, GEORGIA 30247

   J. JOSEPH POWELL                47,765           2335 BAGLEY ROAD
                                                    CUMMING, GEORGIA 30041

WILLIAM S. STANTON, JR.            49,210           5081 HODGRINS PLACE
                                                    LILBURN, GEORGIA 30047

    MICHAEL A. ROY